UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York	14202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2012, Synacor, Inc. (“Synacor”) entered into an Amended and Restated Master Services Agreement (the “Restated Agreement”) with Qwest Corporation (“Qwest”), a wholly owned subsidiary of CenturyLink, Inc. (“CenturyLink”).

Synacor had previously been party to agreements with two wholly owned subsidiaries of CenturyLink; the Restated Agreement replaces and consolidates both of them. The Restated Agreement (i) terminates, and replaces in its entirety, that certain Master Services Agreement entered into by and between Synacor and Embarq Management Company, a wholly owned subsidiary of CenturyLink (“Embarq”) in December 2006 (as it has been amended from time to time, the “Embarq Agreement”), and (ii) amends and restates that certain Master Services Agreement entered into by and between Synacor and Qwest in July 2010 (the “Qwest Agreement” and together with the Embarq Agreement, the “Prior Agreements”).

Consolidated Relationship

Prior to the execution and delivery of the Restated Agreement, Synacor’s relationship with CenturyLink was governed by the Prior Agreements. The Restated Agreement replaces the Prior Agreements and consolidates Synacor’s relationships with CenturyLink’s subsidiaries, including Qwest and Embarq, into a single agreement. As a result, Synacor’s interactions with all of CenturyLink’s subsidiaries’ subscribers are now governed solely by the Restated Agreement with Qwest. No early termination penalties were paid by Synacor in connection with the termination of the Prior Agreements.

Terms of the Restated Agreement

The Restated Agreement has an initial term that ends on December 31, 2013 and automatically renews for up to three additional two-year terms unless either party gives the other at least 180 days’ prior notice of non-renewal.

Under the Restated Agreement, Synacor must provide certain service levels related to up-times of specific systems. If Synacor fails to meet these service levels, Qwest has the right to require that a portion of the fees previously paid to Synacor be credited against future billing periods or, under certain circumstances, to terminate the Restated Agreement.

The rights and obligations under the Restated Agreement are assignable by either party only to a successor to all or substantially all of such party’s business (by sale, merger, consolidation or otherwise) unless such sale, merger, consolidation or other transaction is to or with a competitor of the other party. Additionally, Qwest retains a right to terminate the Restated Agreement if a successor in interest to Synacor changes the services in way that causes a material adverse effect on the service or materially increases Qwest’s legal or regulatory risk. If Qwest or CenturyLink undergoes a change of control, the Restated Agreement will continue to govern Synacor’s provision of services to CenturyLink’s subsidiaries’ subscribers, including Embarq’s and Qwest’s subscribers.

The foregoing description of the Restated Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2012.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: July 31, 2012	By:	/S/ WILLIAM J. STUART
William J. Stuart
Chief Financial Officer and Secretary